WHEN RECORDED MAIL TO:
_____________________
_____________________
_____________________
                                           _____________________________
                                        SPACE ABOVE THIS LINE FOR RECORDER

                           ALL-INCLUSIVE TRUST DEED

                           With Assignment of Rents

THIS ALL-INCLUSIVE TRUST DEED MADE THIS 31st day of October, 1996, between Marina Capital, Inc., as TRUSTOR, whose address is

                           Salt Lake City, Utah,
____________________________________________________________________________
      (Street and Number)             (City)          (State)
The Home Abstract and Title Company, Inc., as TRUSTEE, *and John Sampson, acting as qualified intermediary, as BENEFICIARY.
        WITNESSETH: That Trustor CONVEYS AND WARRNATS TO TRUSTEE IN TRUST, WITH POWER OF SALE, the following described property situated in Weber County, State of Utah.

                                See Exhibit "A"
                       attached hereto and by this reference
                              made apart hereof.

        Together with all buildings, fixtures and improvements hereon and all water rights, rights of way, easements, rents, and issues, profits, income tenements, hereditaments, privileges and appurtenances hereunto belonging, now or hereafter used or enjoyed with said property, or any part hereof, SUBJECT, HOWEVER, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues, and profits;

        FOR THE PURPOSE OF SECURING (1) payment of the indebtedness evidenced by an All-Inclusive Promissory Note (hereinafter the "Note") of even date herewith, in the principal sum of $725,000.00, made by Trustor, payable to the order of Beneficiary at the times, in the manner and with interest as therein set forth, and any extensions and/or renewals or modifications thereof; (2) the performance of each agreement of Trustor herein contained; (3) the payment of such additional loans or advances as hereafter may be made to Trustor, or his successors or assigns, when evidenced by a Promissory Note or Notes reciting that they are secured by this Trust deed; and (4) the payment of all sums expended or advanced by Beneficiary under or pursuant to the terms hereof, together with interest hereon as herein provided.

	This instrument is an All-Inclusive Trust Deed subject and subordinate to the following instruments (hereinafter "Senior Encumbrances")"

        (1) A Trust Deed/Mortgage recorded_______, as Entry No.___________, in Book________ , at Page________ of Official Records of Weber, which, if a Trust Deed secures a Promissory Note in the original principal amount of, or if a Mortgage, is in the original principal amount of Five Hundred Thousand and no/100th Dollars, ($500,000.00), dated Oct. 31st, 1996, in favor of DRMW Development, Inc., Beneficiary/Mortgagee, with the Trustor/Mortgagor being Maughan Family Partnership. If a Trust Deed, its Trustee is The Home Abstract and Title Co., Inc.

        (2) A Trust Deed/Mortgage recorded_______ , as Entry No.________ , in Book_______, at Page________ of Official Records of________________,
which, if a Trust Deed secures a Promissory Note in the original principal amount of, or if a Mortgage, is in the original principal amount of____ Dollars, ($_____), dated____, 19__, in favor of_________, Beneficiary/Mortgagee, with the Trustor/Mortgagor being____________. If a Trust Deed, its Trustee is__________.


	The Promissory Note(s) secured by said Trust Deed(s) is (are) hereinafter referred to as the "Senior Note(s)"). Nothing in this Trust Deed, the Note, or any deed in connection herewith shall be deemed to be an assumption by the Trustor of the Senior Notes or Senior Encumbrances.



*NOTE: Trustee must be a member of the Utah State Bar, a bank, building and loan association, savings and loan association, or insurance company authorized to do such business in Utah; a corporation authorized to conduct a trust business in Utah; a title insurance or abstract company authorized to do such business in Utah, or a U.S. Government Agency.


_____________________________________________________________________________
This form has been approved by the Utah Real Estate Commission.

FORM NO 142-B

         TO PROTECT THE SECURITY OF THIS TRUST DEED, TRUSTOR AGREES:

	1. To keep said property in good condition and repair; not to remove or demolish and building thereon, to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon; to comply with all laws, convenants and restrictions affecting said property; not to commit or permit waste thereof; not to commit waste thereof; not to commit, suffer or permit any act upon said property in violation of law; to do all other acts which from the character or use of said property may be reasonably necessary, the specific enumerations herein not excluding the general; and, if the loan secured thereby or any part thereof is being obtained for the purpose of financing construction of improvements on said property. Trustor further agrees:

                (a) To commence construction promptly and to pursue same with reasonable diligence to completion in accordance with plans and specifications satisfactory to Beneficiary, and

		(b) To allow Beneficiary to inspect said property at all times during construction.

	Trustee, upon presentation to it of an affidavit signed by Beneficiary, setting forth facts showing a default by Trustor under this paragraph, is authorized to accept as true and conclusive all facts and statements therein, and to act thereon hereunder.

	2. To provide and maintain insurance, of such type or types and amounts as Beneficiary may require, on the improvements now existing or hereafter erected or placed on said property. Such insurance shall be carried on companies approved by Beneficiary with loss payable clauses in favor of and in form acceptable to Beneficiary. In event of loss, Trustor, shall give immediate notice to Beneficiary, who may make proof of loss, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary instead of to Trustor and Beneficiary jointly, and the insurance proceeds, or any part thereof, may be applied by Beneficiary, at its option, to reduction of the indebtedness hereby secured or to the restoration or repair of the property damaged.

	3. To deliver to, pay for and maintain with Beneficiary until the indebtedness secured hereby is paid in full such evidence of title as Beneficiary may require, including abstracts of title or policies of title insurance and any extensions or renewals thereof or supplements thereto.

	4. To appear in and defend any action or proceeding purporting to affect the security thereof, the title to said property, or the rights or powers of Beneficiary or Trustee; and should Beneficiary or Trustee elect to also appear in or defend any such action or proceeding, to pay all costs and expenses, including cost of evidence of title and attorney's fees in a reasonable sum incurred by Beneficiary or Trustee.

	5. To pay all taxes, insurance and assessments of every kind or nature as and when required by the Holders of Senior Encumbrances or when otherwise due in absence of any requirements under the Senior Encumbrances.

	6. Should Trustor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation to do so and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may: Make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon said property for such purposes; commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest, or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto; and in exercising any such powers, incur any liability, expend whatever amounts in its absolute discretion it may deem necessary therefor, including cost of evidence of title, employ counsel, and pay reasonable legal fees.

	7. To pay immediately and without demand all sums expended hereunder by Beneficiary or Trustee, with interest from date of expenditure at the rate borne by the principal balance under the Note until paid, and the repayment thereof shall be secured hereby.

IT IS MUTUALLY AGREED THAT:

	8. Should said property or any part thereof be taken or damaged by reason of any public improvement or condemnation proceeding, or damaged by fire, or earthquake, or in any other manner, Beneficiary shall be entitled to all compensation, awards, and other payments or relief therefor, and shall be entitled at its option to commence, appear in and prosecute in its own name, any action or proceedings, or to make any compromise or settlement, in connection with such taking or damage. All such compensation, awards, damages, rights or action and proceeds, including the proceeds of any policies of fire and other insurance affecting said property, are hereby assigned to Beneficiary, who may, after deducting therefrom all its expenses, including attorney's fees, apply the same on any indebtedness secured hereby. Trustor agrees to execute such further assignments of any compensation, award, damages, and rights of action and proceeds as Beneficiary or Trustee may require.

	9. At any time and from time to time upon written request of Beneficiary, payment of its fees and presentation of this Trust Deed and the note of endorsement (in case of full reconveyance, for cancellation and retention), without affecting the liability of an persons for the payment of the indebtedness secured hereby, Trustee may (a) consent to the making of any map or plat of said property; (b) join in granting any easement or creating any restriction thereon; (c) join in any subordination or other agreement affecting this Trust Deed or the lien or charge thereof; (d) reconvey, without warranty, all or any pat of said property. The grantee in any reconveyance may be described as "the person or persons entitled thereto", and the recitals therein of any matters or facts shall be conclusive proof of truthfulness thereof. Trustor agrees to pay reasonable Trustee's fees for any of the services mentioned in this paragraph.

        10. As additional security, Trustor hereby assigns Beneficiary, during the continuance of these trusts, all rents, issues, royalties, profits of the property affected by this Trust Deed and of any personal property located thereon. Until Trustor shall default in the payment of any indebtedness secured hereby or in the performance of any agreement hereunder, Trustor shall have the right to collect all such rents, issues, royalties, and profits earned prior to default as they become due and payable. If Trustor shall have the right to collect all such rents, issues royalties, and profits earned prior to default as they become due and payable. If Trustor shall default as aforesaid, Trustor's right to collect any of such moneys shall cease and Beneficiary shall have the right, with or without taking possession of the property affected hereby, to collect all rents, royalties, issues, and profits. Failure or discontinuance of Beneficiary at any time or from time to time to collect any such moneys shall not in any manner affect the subsequent enforcement by Beneficiary of the right, power, and authority to collect the same. Nothing contained herein, nor the exercise of the right by Beneficiary to collect, shall be, or be construed to be, an affirmation by Beneficiary of any tenancy, lease or option, nor an assumption of liability under, nor a subordination of the lien or charge of this Trust Deed to any such tenancy, lease or option.

	11. Upon any default by Trustor hereunder, Beneficiary may at any time without notice, either in person, by agent, or by a receiver to be appointed by a court (Trustor hereby consenting to the appointment of Beneficiary as such receiver), and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of said property or any part thereof, in its own name sue or otherwise collect said rents, issues, and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine.

	12. The entering upon and taking possession of said property, the collection of such rents, issues and profits, or the proceeds of fire and other insurance policies, or compensation or awards for any taking or damages of said property, and the application or release thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

	13. The failure on the part of Beneficiary to promptly enforce any right hereunder shall not operate as a waiver of such right and the waiver by Beneficiary of any default shall not constitute a waiver of any other or subsequent default.

	14. Time is of the essence hereof. Upon default by Trustor in the payment of any indebtedness secured hereby or in the performance of any agreement hereunder, all sums secured hereby shall immediately become due and payable at the option of Beneficiary. In the event of such default, Beneficiary may execute or cause Trustee to execute a written notice of default and of election to cause said property to be sold t satisfy the obligations hereof, and Trustee shall file such notice for record in each county wherein said property or some part of parcel thereof is situated. Beneficiary also shall deposit with Trustee, the note and all documents evidencing expenditures secured hereby.

	15. After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of default and notice of sale having been given as then required by law. Trustee, without demand on Trustor, shall sell said property on the date and at the time and place designated in said notice of sale, either as a whole or in separate parcels, and is such order as it may determine (but subject to any statutory right of Trustor to direct the order in which property, if consisting of several know lots or parcels, shall be sold), at public auction to the highest bidder, the purchase price payable in lawful money of the United States at the time of sale. The person conducting the sale may, for any cause he deems expedient, postpone the sale from time to time, until it shall be completed and, in every case, notice of postponement shall be given by public declaration thereof by such person at the time and place last appointed for the sale; provided, if the sale is postponed for longer than one day beyond the day designated in the notice of sale, notice thereof shall be given in the same manner as the original notice of sale. Trustee shall execute and deliver to the purchaser its Deed conveying said property so sold, but without any covenant or warranty, express or implied. The recitals in the Deed of any matters or facts shall be conclusive proof of the trustfulness thereof. Any person, including Beneficiary, may bid at the same. Trustee shall apply the proceeds of the sale to payment of (1) the costs and expenses of exercising the power of sale and of the sale, including the evidence of title procured in connection with such sale;
(2) all sums expended under the terms hereof, not then repaid, with accrued interest at the rate borne by the principal balance under the Note from date of expenditure; (3) all other sums then secured hereby; and (5) the remainder, if any, to the person or persons legally entitled thereto, or the Trustee, in its discretion, may deposit the balance of such proceeds with the County Clerk of the county in which the sale took place.

	16. Upon the occurrence of any default hereunder, Beneficiary shall have the option to declare all sums secured hereby immediately due and payable and foreclose this Trust Deed in the manner provided by law for the foreclosure of mortgages on real property and beneficiary shall be entitled to recover in such proceedings all costs and expenses incident thereto, including a reasonable attorney's fee in such amount as shall be fixed by the court.

	17. Beneficiary may appoint a Successor Trustee at any time by filing for record in the office of the County recorder of each county in which said property or some part hereof is situated, a substitution of Trustee. From the time the substitution is filed for record, the new Trustee shall succeed to all powers, duties, authority and title of the Trustee named herein or of any Successor Trustee. Each such substitution shall be executed and acknowledged, and notice thereof shall be given and proof thereof made, in the manner provided by law.

	18. This Trust Deed shall apply to, inure to the benefit of, and bind all parties hereto, their heirs, legatees, divisees, administrators, executors, successors and assigns. All obligations of Trustor hereunder are joint and several. The term "Beneficiary" shall mean the owner and holder, including any pledgee, of the note secured hereby. In this Trust Deed, whenever the contest requires, the masculine gender includes the feminine and/or neuter, and the singular includes the plural.

	19. Trustee accepts this Trust when this Trust deed, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Trust deed or of any action or proceeding in which Trustor, Beneficiary, or Trustee shall be a party, unless brought by Trustee.

	20. This Trust Deed shall be construed according to the laws of the State of Utah.

	21. The undersigned Trustor requests that a copy of any notice of default and of any notice of sale hereunder be mailed to him at the address hereinbefore set forth.

Signature of Trustor

Marina Capital, Inc. by
/s/Larry Walker-President

                                   EXHIBIT A
                   ALL-INCLUSIVE PROMISSORY NOTE SECURED BY
                              ALL-INCLUSIVE TRUST

                       (Installment Note, Interest Included)

$725,000.000                                                      Ogden, Utah
                                                           October 31st, 1996

        1. In Installments as herein stated, for value received, I/we Marina Capital, Inc., hereinafter referred to as "Maker", promise to pay to John Sampson, acting as qualified intermediary, hereinafter referred to as "Holder", or order, at Ogden, Utah the sum of Seven Hundred Twenty Five Thousand and 00/100 Dollars ($725,000.00) with interest from Oct. 31, 1996 on unpaid principal at the rate of eight $ 1/4 percent (8.25%) per annum, said principal and interest being payable as follows:

                Annual installments of $75,221.92 each, commencing October 31, 1997 and continuing annually there after until October 31, 2001, when the remaining principal together with all accrued interest is due and payable.

A late payment penalty of five percent (5.0%) of any payment due shall be assessed against the Maker if said payment has not been received by Holder within ten (10) days of the due date. Each payment shall be credited first to any late payments due, then to accrued interest doe and the remainder to principal.

        2. The total principal amount of this Note includes the unpaid principal balance of any existing Promissory Note(s) ("Senior Note(s)") secured by Trust Deed(s), or any Mortgages. Such Trust Deeds and Mortgage(s) are hereinafter collectively referred to as "Senior Encumbrance(s)". The Senior Note(s) and/or Mortgage(s) is/are more particularly describes as follows:

                A. A Promissory Note/Mortgage in an original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) dated October 31st, 1996 in favor of DRMW Development, Inc. as Holder/Mortgagee, with the Maker/Mortgagor being Maughan Family Partnership. There is an unpaid principal balance of $500,000.00 as of October 31st, 1996, bearing interest at the rate of eight & 1/4 percent (8.25%) per annum payable $12,000.00 XXXXXX interest) Quarter. The Quarterly payment.
includes taxes                  x does not include taxes.

                B. (If applicable:) A Promissory Note/Mortgage in an original principal amount of_____________Dollars ($______) dated______, 19 in favor of as Holder/Mortgagee, with the Maker/Mortgagor being___________________. There is an unpaid principal balance of $______ as of_____, 19__, bearing interest at the rate of percent (__%) per annum payable $__________(principal and interest) per month. The monthly payment.
includes taxes                   does not include taxes.

                C. (If applicable:) A Promissory Note/Mortgage in an original principal amount of_____________Dollars ($______) dated______, 19 in favor of as Holder/Mortgagee, with the Maker/Mortgagor being___________________. There is an unpaid principal balance of $______ as of_____, 19__, bearing interest at the rate of percent (__%) per annum payable $__________(principal and interest) per month. The monthly payment.
includes taxes                   does not include taxes.

        3. Maker, at his option at any time, may prepay the amounts required herein, provided, however:

                A. Maker shall designate at the time the prepayment is made whether the prepayment shall be credited to unpaid principal or in prepayment of future installments due under this Note; and

                B. In the event that Holder is required under the terms of this Note or the All-Inclusive Trust Deed securing this Note, to make prepayments on the Senior Note(s) as a direct result of any prepayment(s) on this note by Maker, and Holder thereby incurs a prepayment penalty under the Senior Note(s), then in such event, Maker agrees to pay to Holder, on demand, the full amount of such prepayment penalty. Any prepayment penalties so paid by Maker shall not reduce the unpaid balance of this Note.

_____________________________________________________________________________
This form has been approved by the Utah Real Estate Commission.

        4. When all the sums payable pursuant to the terms of this Note and the All-Inclusive deed of Trust securing this Note have been paid in full, Holder shall: (1) immediately pay all remaining sums to be paid under the terms of the Senior Note(s) and Senior Encumbrance(s), and (2) surrender this Note to Maker marked paid in full and execute and deliver to the Trustee a Request for Full Reconveyance of the All-Inclusive trust Deed securing this Note.

        5. Provided Maker is not in default under any terms of the Note or the All-Inclusive deed of Trust securing this Note, Holder shall pay when due all installments required under the terms of the Senior Note(s) and Senior Encumbrance(s). In the event of any default by Maker under any terms of this Note or the All-Inclusive Trust Deed securing this Note, Holder's obligation to make payments on the Senior Note(s) shall be deferred until any such default is cured. All penalties, charges and other expenses incurred under the Senior Note(s) and the Senior Encumbrance(s) as a result of any such default by Maker shall be added to the principal amount of this Note and shall be immediately payable by Maker to Holder. Should Holder default in making any payment(s) on the Senior Note(s) as required herein, Maker may make said payment(s) directly to the Holder(s) of such Senior Note(s); any and all payments so made by Maker shall be credited to this Note.

        6. When all sums due pursuant to the terms of this Note and the All-Inclusive Trust Deed securing this Note, at any time, is equal to or less than the unpaid balance of principal and interest then due under the terms of the Senior Note(s), then:

                A. Upon (i) assumption by Maker of the Senior Note(s) and (ii) release of Holder from all liabilities and obligations on the Senior Note(s) and Senior Encumbrance(s), Maker at his option, may request and shall receive from Holder, cancellation and delivery of this Note, and Holder shall execute and deliver to the Trustee a Request for Full Reconveyance of the All-Inclusive Trust deed securing this Note; or

                B. Even in the absence of assumption and release under sub-section A. above, Holder, at his option, may cancel this Note and deliver same to Maker and execute and deliver to Trustee a request for Full Reconveyance of the All-Inclusive Trust deed securing this Note; or

                C. In the event neither Holder no Maker exercise the options provided in A. and B. of this section, and this Note and the All-Inclusive Trust deed securing this Note therefore remain in effect, then the payments and interest rate shown in Section 1. Of this Note, to the extent they differ from the Senior Note(s) shall immediately and automatically be adjusted to equal the payments and interest rate then required under the Senior Note(s), and Maker, in addition to such adjusted payments, shall also pay a monthly servicing fee to Holder of an amount equal to n/s percent (n/a%) of such adjusted monthly payments.

        7. Holder shall have no further obligation under the terms of this Note or the All-Inclusive Trust Deed securing this Note, after: (1) foreclosure by Holder or his Trustee of the All-Inclusive Deed of Trust securing this Note, or
(2) delivery by Holder to Trustee of a Request for Reconveyance of the All-Inclusive Trust Deed securing this Note.

        8. In the event the Holder(s) of the Senior Note(s) is entitled to any remedy pursuant to any due on sale, non-alienation, or non-assumption provision as a result of the execution of this Note(s) and/or any document(s) related hereto, the entire unpaid balance of this Note, without further notice, shall become immediately due and payable thirty days following written notice to the maker of this Note of the intent of the Holder(s) of the Senior Note(s) to exercise any such remedy.

        9. In the event that any payment under this Note is not made, or any obligation provided to be satisfied or performed under this Note or the All-Inclusive Trust deed securing this Note is not satisfied or performed at the time and in the manner required. Holder at his option and without notice or demand, may declare the entire principal balance, all amounts of accrued interest and all other amounts then due under the terms of this Note and the All-Inclusive Trust Deed securing this Note immediately due and payable.

        10. In the event that any payment under this Note is not made, or any obligation provided to be satisfied or performed under this Note or the All-Inclusive trust Deed securing this Note is not satisfied or performed at the time and in the manner required, the defaulting party shall pay any and all costs and expenses (regardless of the particular nature thereof and whether or not incurred in connection with the exercise of the power of sale provided for the in All-Inclusive Trust Deed securing this note) which may be incurred by the maker or Holder hereof in connection with the enforcement of any rights under this Promissory Note, including, without limitation, court costs and reasonable attorney's fees.

        11. The Maker and endorser hereof waive presentment for payment, protest, demand, notice of protest, notice of dishonor and notice of nonpayment and expressly agree that this Note or any payment hereunder may be extended from time to time by the Holder hereof without in any way affecting the liability of such parties. No course of dealing between the maker and Holder in exercising any rights hereunder, shall operate as a waiver of rights of Holder.

        12. This Note shall inure to the benefit of and shall be binding upon respective successors and assigns of the Maker and Holder.

        13. This Note shall be construed in accordance with the laws of the State of Utah.

        14. In this Note, whenever the context requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

        15. This Note is secured by an All-Inclusive Trust Deed of even date herewith.

Marina Capital, Inc by
_______________________              _______________________________
Maker                                            Maker

/s/Larry R. Walker-President
_______________________              _______________________________
Maker                                            Maker

	The undersigned hereby accept(s) the foregoing All-Inclusive Promissory Note and agree(s) to perform each and all of the terms thereof on the part of the Holder to be performed.

Executed as of the date and place first above written.

______________________               _______________________________
Holder                                           Holder

______________________               _______________________________
Holder                                           Holder

                         (If Trustor and Individual)

STATE OF UTAH
			ss.
COUNTY OF__________________
                On the________day of_____, 19__, personally appeared before me _____________________ the signer(s) of the above instrument, who duly acknowledged to me that__ he__ executed the same.
                                                      ______________
                                                       NOTORY PUBLIC
My Commission Expires:                                 Residing at:
__________________________________________


(If Trustor a Corporation)

STAE OF UTAH
			ss.
COUNTY OF Weber
	On the 13th day of November, 1996, personally appeared before me
Larry Walker who being by me duly sworn, says that he is the President of the corporation that executed the above and foregoing instrument and that said instrument was signed in behalf of said corporation by authority of its by-laws (or by authority of a resolution of its board of directors) and said Larry Walker acknowledged to me that said corporation executed the same.

                                                    /s/Anika Pickrell
                                                    ______________________
                                                    NOTORY PUBLIC
My Commission Expires:
                        4/22/2000                   Residing at:
                                                    Ogden, Utah
                                                                       (Seal)

                        REQUEST FOR FULL RECONVEYANCE

    (To be used only when indebtedness secured hereby has been paid in full)

TO:  TRUSTEE

	The undersigned is the legal owner and holder of the note and all other indebtedness secured by the within Trust Deed. Said note, together with all other indebtedness secured by said Trust Deed has been fully paid and satisfied; and you are hereby requested and directed, on payment to you of any sums owning to you under the terms of said Trust Deed, to cancel said note above mentioned, and all other evidences of indebtedness secured by said Trust Deed delivered to you herewith, together with the said Trust Deed, and to reconvey, without warranty, to the parties designated by the terms of said Trust Deed, all of the estate now held by you thereunder.

Dated________, 19__
                                               ____________________________
                                               ____________________________

Mail reconveyance to: